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                                                                   EXHIBIT 10.15

Federal Communications Office



                                                   Hermes Europe Railtel
                                                   Mr. Hartmut Seibel
                                                   Terhulpsesteenweg 6A
                                                   B-1560 Hoeilaart


                                                   Bienne, 16 March 1998-03-24


Contact:                Phone:                   Our ref.:            Your ref.
Peter Kindlmann         +41 (0)32 327 5541       349.1/FG/23-1998



APPLICATION FOR LICENCE / AUTHORISATION

Dear Sir

We refer to your application for a licence dated 27 February 1998 and enclose the authorisation which will allow you to carry out your activities as a licensee until you receive the final licence.

You will receive an invoice for the administrative costs by separate letter.

We remain at your entire disposal for any further information you may require.

Yours faithfully


Federal Communication Office
Telecommunications Services


Peter Fischer
Deputy Director

Enclosure: as mentioned



                                        Authorisation 349.1/0023
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                      FEDERAL COMMUNICATION OFFICE (OFCOM)

                WITH REFERENCE TO THE APPLICATION FOR A LICENCE


                             HERMES EUROPE RAILTEL

                               NL-1077 AMSTERDAM
                                  NETHERLANDS

                              OF 27 FEBRUARY 1998

                                   * * * * *


                                   considers:



1.       APPLICATION

The applicant submitted an announcement form for providers of telecommunications services on 15 December 1997, in which it describes the services that it intended to offer, and according to which technical specifications, and the area it is planned to serve.

By the application of 27 February 1998, the applicant requests to be able to install and operate cabled networks intended to offer transmission services.

2.       CONDITIONS TO BE MET FOR GRANTING OF AN AUTHORISATION AS DEFINED BY
         ARTICLE 69 OST

In accordance with Article 69 of the Telecommunications Services Order (OST), the licensing authority may authorise in full or in part any applicant who has submitted an application for a licence before 30 June 1998 to carry on its activities provisionally and subject to the granting of the licence. In so doing, it may exclude certain parts of the application from the authorisation, especially if this concerns applications for illegal frequencies or information indicated in the application.

Article 60 OST governs the transitional period between 1 January 1998, date when the new arrangements for telecommunications came into effect, and the granting of definitive licences under the new law. In order to carry out the liberalisation envisaged by the new telecommunications arrangements as soon as possible, this provision gives suppliers of telecommunications services the possibility of starting up or continuing their activities when the new law comes into effect.



                                        Authorisation 349.1/0023
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The licensing authority grants an authorisation to carry out activities in the context of an application for a licence where the application shows that its activities are subject to licensing and that it fulfils the conditions for granting a licence. The scrutiny of applications is carried out using a simplified procedure.

3.       PROVISION OF TELECOMMUNICATIONS SERVICE BY CABLED TRANSMISSION MEANS

3.1      LICENSING SCHEME

The licensing scheme derives primarily from Article 4 of the Telecommunications Act (LTC), and Articles 2 and 3 of the OST. Under these articles, a person who provides a telecommunication service operating a large proportion of the systems used in an independent manner must hold a licence.

The applicant indicated in the announcement form mentioned earlier that to provide its communications services, it intends to operate itself and independently the cabled means of transmission (section B1 of the announcement form dated 15 December 1997).

The applicant thereby proved that it is subject to the licensing scheme.

3.2      CONDITIONS FOR GRANTING OF THE LICENCE

The conditions governing the granting of a licence are described in Article 6 LTC. This provision specifies that the licensee must have the necessary technical capacities and that it must guarantee compliance with the applicable law, particularly the provisions of labour law and usual working conditions in the sector in question.

In addition, the applicant provided the indications requested in the guide for the granting of a licence and, in particular, it submitted an outline of the technical planning and named a technical manager responsible.

It also made it plausible that it was in a position to comply with the Telecommunications Act and its implementing orders (Art. 6, para. b and c LTC). In addition, it drew up a description of the appropriate measures that it intends to take to guarantee the protection of the data and the privacy of telecommunications.

With these indication in mind, the licensing authority has come to the conclusion that the applicant has proved that it meets the conditions required for licensing and that a provisional authorisation to carry out the activities can be granted under Article 68 OST, until the definitive decision can be taken on the request for a concession.

4. PROVISION OF TELECOMMUNICATIONS SERVICES BY MEANS OF A WIRELESS COMMUNICATIONS SYSTEM

The applicant did not apply for a wireless communications licence.

Frequencies are a rare commodity, and their allocation must be coordinated in the long term at national and international level, and it requires major administrative work. For the moment, the right to obtain a wireless communication licence only exists to the extent that sufficient frequencies are available. For this reason, the granting of such a licence is subject to other award procedures.



                                        Authorisation 349.1/0023

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The decision about granting a wireless communication licence can only be taken when a definitive licence is granted, a reason for which no authorisation as defined by Article 69 OST is granted for the use of the frequency spectrum.

5.       FEES

Under Article 40 LTC and Article 13 of the order on the costs and charges for administrative procedures, a fee of 700 CHF is charged.

For these reasons, OFCOM

                                  DECIDES:

The applicant hereby obtains, under number 349.1/0023, the authorisation to carry out by means of cabled telecommunication systems, the activities subject to licensing as shown in the application of 27 February 1998, until the definitive decision is taken concerning the licensing application.

This provision comes into force with retroactive effect from 1 January 1998.

The fee to be paid by the application is set at 700 CHF.

Bienne, 16 March 1998-03-25

                                                    FEDERAL COMMUNICATION OFFICE
                                                    Telecommunications Services



                                                     Peter Fischer
                                                     Deputy Director


REMEDY AT LAW

This decision may be appealed within 30 days from the date of notification. This must be done in writing (in duplicate) and must be signed with indication of the wishes, reasons and the evidence, and must be submitted to the Telecommunications Appeals Commission (Mr. Paul Ruest, President,
Zentralbahnstrasse 7, 4051 Basle).


ENCLOSURES:      List of services announced




                                        Authorisation 349.1/0023